Exhibit 99.1
MongoDB, Inc. Announces Mike Berry as Chief Financial Officer

Berry joins MongoDB with more than three decades of expertise in software and cloud businesses

New York City, New York – April 28, 2025 – MongoDB, Inc. (NASDAQ: MDB) today announced the appointment of Mike Berry as Chief Financial Officer, effective May 27, 2025. Berry will lead MongoDB’s accounting, FP&A, treasury and investor relations efforts and partner with other senior leaders to set and deliver on the company’s long-term strategic and financial objectives.

Berry joins MongoDB from NetApp, where he served as CFO for the past five years. A seven-time CFO, Berry previously held that role at McAfee, FireEye, Informatica, IO, Solarwinds, and i2 Technologies. Berry brings to MongoDB over 30 years of experience, a wealth of experience in the technology and software industry, and a proven track record of driving profitable growth.

“Mike’s unique combination of strategic, operational, and financial expertise makes him a key addition to the MongoDB leadership team,” said Dev Ittycheria, President and CEO of MongoDB. “His industry expertise and proven ability to drive efficient growth aligns perfectly with our vision for the future. This is an incredibly exciting time for MongoDB as customers are in the very early stages of harnessing GenAI to build new applications and modernize their vast installed base of legacy workloads. Mike’s experience with consumption models and history of successfully scaling businesses to $5 billion in revenue and beyond make him the ideal choice to serve as MongoDB’s next CFO.”

“I’m thrilled to join MongoDB at such an exciting moment in its growth journey,” said Berry. “The company’s incredible track record of product innovation and established leadership position in one of the largest, most strategic markets in software provides significant growth drivers that we expect to benefit our business for years to come. While it was not my intention to pursue another CFO role when we announced my retirement from NetApp, the opportunity to join a company the caliber of MongoDB was incredibly compelling. I can’t wait to get started in late May and I look forward to working with the team to create long-term value for our customers, shareholders, and employees.”

F1Q Earnings Date Announcement

The Company will report its first quarter fiscal year 2026 financial results for the three months ended April 30, 2025, after the U.S. financial markets close on June 4, 2025.

In conjunction with this announcement, MongoDB will host a conference call on Wednesday, June 4, 2025, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and business outlook. A live webcast of the call will be available on the "Investor Relations" page of the Company's website at http://investors.mongodb.com. To access the call by phone, please go to this link (https://register-conf.media-server.com/register/BI4d0ee680058f4578844cd454c80e8a2f), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Exhibit 99.1
About MongoDB

Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries with software. MongoDB’s unified database platform was built to power the next generation of applications, and MongoDB is the most widely available, globally distributed database on the market. With integrated capabilities for operational data, search, real-time analytics, and AI-powered data retrieval, MongoDB helps organizations everywhere move faster, innovate more efficiently, and simplify complex architectures. Millions of developers and more than 50,000 customers across almost every industry—including 70% of the Fortune 100—rely on MongoDB for their most important applications. To learn more, visit mongodb.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s expectations regarding the performance of the new chief financial officer. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March

Exhibit 99.1
21, 2025 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB PR
press@mongodb.com